Exhibit 10.3

[ENGLISH TRANSLATION]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY *** HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

This Agreement is entered into by the Commission of the National Council for Scientific and Technological Research (Consejo Nacional de Investigaciones Científicas y Técnicas, CONICET), domiciled at Rivadavia 1917, Ciudad Autónoma de Buenos Aires, hereinafter referred to as “CONICET”, hereupon represented by its President, Dr. Marta Graciela Rovira; the National University of Litorial, hereinafter referred to as “UNL”, domiciled at Bv. Pellegrini 2750, Santa Fe, hereupon represented by its Rector, Ing. Albor Cantard on the one hand; and on the other, Bioceres S.A, domiciled at Ocampo 210 Bis, Predio CCT, Edificio Indear, Rosario, Provincia de Santa Fe, hereupon represented by its President Mr. Marcelo Canrique, hereinafter referred to as “THE COMPANY”, which together with CONICET and UNL shall hereinafter be referred to as “Parties”; the Parties enter into this Agreement, which will be subject to the following background and provisions (the “Agreement”):

BACKGROUND

a) The team jointly directed by PhD Raquel Chan (researcher at Instituto de Agrobiotecnología del Litoral CONICET UNL) and PhD Daniel H. Gonzalez (researcher at Instituto de Agrobiotecnología del Litoral CONICET) have developed, together with THE COMPANY certain findings which are useful for the future development of transgenic plants.

b) Those findings have led to new technology that aims at a modified sequence of HAHB-4 (with new modifications not covered in the family of the patent US 7674955) to obtain transgenic plants with a significant improvement in their performance, regardless of water or saline deficit conditions (the “New Technology”).

c) The COMPANY assisted by CONICET, has produced and financed the drafting and future presentation of the following patent application:

“Factor de transcripción modificado de Helianthus annuus aumenta el rendimiento” (modified transcription factor from Helianthus annus improves performance).

This Patent Application is related to an encoding ploynucleotide of the modified HAHB-4 transcription factor and an encoding ploynucleotide of a fragment and variants of a HAHB-4 transcription factor functionally active, such as vectors and host cells containing those encoding ploynucleotides and the ploypeptides encoded by these ploynucleotides.

The Patent Application also includes host cells (including plant cells), plants, seeds, pollen and parts of transgenic plants containing ploypeptitides and/or ploynucleotides of the invention. The invention also includes the production of those host cells, plants, seeds, pollen and parts of transgenic plants and the processed products produced for those transgenic hosts.

d) The Parties desire to set forth the terms and conditions under which the following will be performed:

(i) the different provisions for patent applications that protect the New Technology (hereinafter the “Patent Applications”); and (ii) the use and commercial exploitation of the New Technology by THE COMPANY and/or third parties with sublicenses.

NOW, THEREFORE, the Parties agree as follows:

FIRST: OBJECT

By virtue of this Agreement, the Parties agree on the terms and ownership of the Patent Applications and the use and /or commercial exploitation of the New Technology.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECOND: OBLIGATIONS OF THE PARTIES

CONICET and UNL will help the COMPANY in all that is necessary to submit Patent Applications to the various Patent Offices involved, including presentations to be made based on the Patent Cooperation Treaty (“PCT”).

The obligations for THE COMPANY shall be as follows:

a) To afford all expenses related to filing, defending and maintaining Patent Applications.

b) To pay CONICET and UNL a percentage of Net Profits arising from trading the New Technology themselves or with third parties, according to the terms and conditions in the SEVENTH AND EIGHTH provisions.

c) In case it is necessary to perform new research or developments based on the New Technology, THE COMPNAY will coordinate with CONICET and UNL the way to achieve the aforementioned work; coordination among the Parties may consist of hiring CONICET and /or UNL, in accordance with the terms and conditions in the agreements for technological services about which the Parties will agree for each specific service.

THIRD: TECHNICAL DIRECTORS

In order to create permanent and fluent channels of communications to fulfil the object of this Agreement, the Parties will appoint technical directors.

CONICET and UNL appoint PhD Raquel Chan as technical director and THE COMPANY appoints PhD. Federico Trucco.

FOURTH: INTELLECTUAL PROPERTY:

The Parties agree that ownership of the Patent Applications will be in accordance with this proportion: a) thirty percent (30%) for CONICET; b) thirty percent (30%) for UNL; c) forty percent (40%) for the COMPANY.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

All patents that may eventually be granted in Argentina or in anywhere in the world shall be and remain the property of CONICET, UNL and the COMPANY in the proportion indicated above.

It is up to THE COMPANY to decide in which countries the Patent Applications shall be entered into, and in which countries to enter into the National Stage of Patent Applications under the terms of PCT, according to the potential market of each country.

In case THE COMPANY refrains from filing Patent Applications in a specific country or from entering into National Stages in a specific territory, CONICET and UNL must notify the COMPANY of their interest for that specific country or territory, and in case the COMPANY continues without interest, CONICET and/or UNL may file those applications in accordance to their percentages of ownership under this provision; the cost will be afforded by the three Parties according to the ownership percentage stated in this provision. In these cases, CONICET and UNL may grant, upon the COMPANY’S request, a non-exclusive license.

In the publications and patents that arise or might arise from this Agreement, intervening teachers and researchers must be acknowledged; in the patents, they will be identified as inventors.

In any of the cases of promotion in accordance to provisions TWELFTH AND THIRTEENTH, there must be a reference to this Agreement.

FIFTH: PATENT APPLICATION AND EXPENSES

All expenses related to filing Patent Applications, whether in the country or abroad, via Paris Convention or PCT shall be exclusively afforded by the COMPANY. All filings will be previously communicated to CONICET and UNL.

Further, all expenses related to filing, defending and maintaining Patent Applications will be afforded by the COMPANY.

The COMPANY shall not waive rights nor shall it let deadlines expire without a previous notification, within a reasonable period of time, to CONICET and UNL so that they can assert their rights as co-owners.

SIXTH: EXCLUSIVE LICENSE

CONICET and UNL grant THE COMPANY an exclusive license over the use or commercial exploitation of the New Technology and /or Patent Applications, in the proportion defined in the FOURTH provision.

This exclusivity implies:

a) CONICET and UNL obligation of not granting licenses for commercial use and exploitation of the New Technology and /or Patent Applications to third parties.

b) The COMPANY’S capacity to exclude third parties in the manufacturing and /or use and/or sale of the New Technology and / or Patent Applications;

c) the capacity to initiate all necessary actions for maintaining intact the rights of the Parties on New Technology and / or Patent Applications, both in Argentina and abroad.

To that effect, the COMPANY must inform the beginning of any action of this kind to CONICET and UNL in a reliable way. CONICET and UNL shall reply within a mandatory and unextendable period of twenty (20) consecutive days. Failure to respond shall be esteemed as authorization for the purposes of initiation of such actions. Refusal must be in writing and founded.

In this last case, the COMPANY will afford all expenses from those actions. Also, it will deserve all compensations that might arise from those actions.

SEVENTH: - SHARE OF PROFITS

As a retribution for the license granted in provision SIXTH, THE COMPANY agrees to pay CONICET and THE UNL a percentage of the Gross Profits earned from the transfer and / or trading of any product that contains or is manufactured as per the New Technology and/or the Patent Applications and / or the Gross Profits earned from granting sublicenses on the New Technology and /or Patent Applications to third parties. In case of sublicenses, the base for the calculation of the percentage shall not be altered.

EIGHTH: DISTRIBUTION OF BENEFITS ACCORDING TO TECHNICAL MILESTONES

In order to reach an equitable share of the profits referred to in the SEVENTH provision, the Parties agree that the share of the Gross Profits may vary as technological milestones are achieved for each of the crops of commercial interest, in the following way:

a) Milestone 1: As regards profits arising from technological development that occurred before obtaining transgenic events in the crop of the commercial interest involved, ***% correspond to CONICET and UNL in equal shares, that is to say, ***% to CONICET and *** per cent to UNL and the remaining ***% to the COMPANY.

a) Milestone 2: As regards profits arising form the technological development after the transformation of the crop of commercial interest and before the first field trial, ***% of the profits correspond to the COMPANY and the remaining ***% to CONICET and UNL, in equal shares, that is to say, ***% for CONICET and ***% for UNL.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a) Milestone 3: As regards profits deriving from the technological development performed by THE COMPANY after the first field trial of the crop of commercial interest has ended, *** % of the profits correspond to the COMPANY and the remaining ***% to CONICET and UNL in equal shares, that is to say, a ***% for CONICET and ***% for UNL.

The Parties agree that the percentages of their share in the Gross Profits are determined in each case according to the Milestone in which the crop is at the moment in which each new profit is accrued. Thereby, the share percentage in each crop will vary as THE COMPANY contributes with the technological development and the corresponding Millstones.

THE COMPANY may request from CONICET and UNL the execution of additional activities that promote the development of the New Technology and the corresponding Milestones, and in those cases it must measure and agree on an additional participation in the Gross Profits or another compensation beforehand with CONICET and /or UNL, according to the scope and importance of the contributions made, in accordance with the SECOND provision.

Also, the Parties state that with respect to the implementation of the New Technology in soybean, corn and wheat they are in Milestone 3. However, THE COMPANY will remunerate with an additional ***% added to the benefit set forth in Milestone 3 in the soybean, corn and wheat crops for CONICET and UNL ***% each) for the contributions made to the moment for the development of the technology.

Notwithstanding the provisions of this article, both CONICET and UNL shall acknowledge, according to their internal regulations, the right of the intervening teachers and researchers to have a share of profits.

THE COMPANY shall not be held liable, in any case, for the payment of royalties or any other kind of compensation to the intervening teachers or researchers with regard to the profits earned from the commercialization or exploitation of the New Technology or Patent Applications.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NINTH: COMMERCIALIZATION - SALE OF PRODUCTS BY THIRD PARTIES - SUBLICENSES

THE COMPANY may grant sublicenses to third parties over the New Technology or any of the technical milestones for development referred to in the EIGHTH provision for which it should pay CONICET and THE UNL the percentage of benefits under the SEVENTH and EIGHTH provisions.

If the products are commercialized by third parties, on behalf of THE COMPANY, it shall notify CONICET and UNL and liquidate the corresponding profits in accordance with the SEVENTH and EIGHTH provisions.

Sublicenses granted to third parties by the COMPANY shall be confidential with respect to third parties but not to CONICET and UNL. The Parties agree not to disclose, under any circumstances, that information, according to the TWELFTH provision.

TENTH REPORTS - TERMS – AUDITS

Whether THE COMPANY decides to grant sublicenses or to exploit the New Technology and / or the Patent Applications commercially, directly or through third parties, it shall pay CONICET and UNL the corresponding sum pursuant to the SEVENTH AND EIGHTH provisions and it that shall be made effective within sixty (60) days after THE COMPANY collects it.

Liquidations for CONICET and THE UNL shall be accompanied by a report of THE COMPANY indicating the way in which such payment was calculated. Whether commercialized directly or by third parties on its behalf, THE COMPANY agrees to keep updated and complete records of the sales of products that contain or are manufactured as per the New Technology and/or developed through it and / or the Patent Applications; THE COMPANY shall allow CONICET, THE UNL, or a designated person, to audit its accounting records and to inspect the industrial plant and/or production sites of the products containing or manufactured as per the New Technology and/or the Patent Applications. The expenses arising from such audits shall be afforded solely by whoever performs them, with the exception of cases where as a result of the audit differences in favour of CONICET and UNL greater than a 5 % arise, which shall be afforded by the COMPANY.

ELEVENTH: FAILURE TO EXPLOIT THE RESULTS

If THE COMPANY fails to commercially exploit or to sufficiently exploit the New Technologies and/or the Patent Applications, at CONICET and UNL’s request, both Institutions may agree to revoke the exclusive license granted to THE COMPANY. Insufficient exploitation shall be deemed to have occurred if the industrial and commercial implementation of the sale of a specific product does not take place within twenty-four (24) months of the date in which such implementation could have begun. This term may be extended due to technical difficulties considered reasonable by CONICET, UNL and THE COMPANY’S technical representatives, as well as due to delays beyond THE COMPANY and/or its sublicensees related to the process of industrial plant and product approval by applicable authorities.

TWELFTH ADMISTRATION OF FUNDS

The Parties agree to commission the administration of the funds which constitute the price paid by THE COMPANY to UNL, which shall act as Unit of Technological Cooperation (Unidad de Vinculación Tecnológica.) The UNL shall retain ***% as administration expenses. And, UNL shall transfer to CONICET’s “Financing Fund for the Advocacy, Promotion and Technology Management” (Fondo de financiamiento de actividades de promoción, fomento y gestión tecnológica) ***%, and the remaining ***% shall be used for the purposes that might arise in compliance with current regulations and the agreements among the Parts.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIRTEENTH: CONFIDENTIALITY

The Parties hereto agree to preserve the confidentiality of the scientific or technical information belonging to the other parties, which may come to their knowledge because of this Agreement, and which is considered confidential. Confidential information refers to all the information that is so labelled by the Party that owns it. The information complying with the terms specified under Argentine Law No. 24.766 shall be regarded as confidential.

The non-disclosure obligation involves all information, whether it is provided orally, in writing, or via electronic or magnetic means, optical disk, microfilm, film or by any other means.

Confidential information refers to all information inherent to the work, research, trials, activities and results performed or obtained because of this Agreement or related to it.

By this confidentialy obligation, The COMPANY, UNL and CONICET are responsible for the publications, disclosures and other information that might occur regarding the work, research, tests and results performed or obtained under this Agreement, whatever the time and the area in which they are made.

FOURTEENTH: PUBLICATIONS

CONICET, UNL and the intervening researchers agree not to disclose information the inherent to the work, investigations, tests and results made or obtained within the framework of this Agreement and / or the Patent Applications. Notwithstanding the foregoing, if the intervening researchers may deem it advisable to publish in any media the contents arising from or related to this Agreement, they shall express their interest in writing to THE COMPANY; THE COMPANY shall respond reasonably by the same means within a period not longer than sixty (60) consecutive days stating the acceptance or rejection of the request for publication. The COMPANY shall not reject the request unreasonably.

FIFTEENTH: DURATION

This agreement shall be binding upon the Parties from the moment it is signed; its validity term shall expire when the validity period of the last Patent Application regarding New Technology expires, except for the TWELFTHS AND THIRTENNTH provisions, which shall remain in full effect afterwards and for a maximum period of time of 5 years.

SIXTEENTH: TERMINATION

Failure to comply with any of the obligations established herein by any of the Parties shall be a ground for its termination. To that end, the non-defaulting party shall demand the defaulting party by sufficient means to correct that failure, under penalty of termination of the Agreement. Should the defaulting party continue with its misconduct, the non-defaulting party may terminate the Agreement with a notice of no less than thirty (30) days before the date in which the termination is desired.

Should the agreement be terminated due to default by CON1CET and / or UNL, all the information, protocols, results, and procedures related to and obtained by virtue of the Agreement shall be and remain the sole propriety of THE COMPANY.

Should the agreement be terminated due to default by THE COMPANY, all the information, protocols, results, and procedures related to and obtained by virtue of the Agreement shall be and remain the propriety of CONICET and/or THE UNL in equal parts.

SEVENTEENTH: CONTRACTUAL NATURE

This Agreement shall not be deemed as a partnership among the Parties. Therefore, as regards the obligations undertaken by each party that have not been specified in this agreement, the parties are not to be held jointly and severally liable. CONICET and UNL accept exclusive liability for the hiring and the payment of payroll and / or social security taxes for its employees who are to participate in the research.

EIGHTEENTH: JURISDICTION

All claims arising from or relating to this agreement shall be resolved by mutual agreement. The Parties hereto shall endeavour to bring the dispute to an end by arriving at a mutual decision.

Should the Parties fail to arrive at a mutual decision, they shall submit the dispute to the jurisdiction of the Federal Courts of Capital Federal and / or Santa Fe, depending on the Party that takes the legal action, expressly waiving any other jurisdiction.

IN WITNESS THEREOF, three counterparts of the same tenor and to a sole effect are signed, in the city of Buenos Aires on the 28th day of February 2012.

/s/	/s/	/s/ ALBOR A. CANTARO, ESQ.
RECTOR